UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2025

Snail, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41556	88-4146991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12049 Jefferson Blvd

Culver City, CA 90230

(Address of principal executive offices) (Zip Code)

+1 (310) 988-0643

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SNAL	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2025, Snail, Inc. (the “Company”) granted the Company’s three (3) non-employee directors who are “independent directors” the following time-based restricted stock units (“RSUs”): (i) Neil Foster received an aggregate of 133,332 RSUs, of which (A) 44,444 RSUs were granted for service as a member of the Company’s Board of Directors (the “Board”) in Fiscal 2023 and vest immediately, (B) 44,444 RSUs were granted for service as a member of the Board in Fiscal 2024 and vest immediately, and (C) 44,444 RSUs were granted for serving as a member of the Board on the date of the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) and vest in four (4) equal quarterly installments over the course of one (1) year; (ii) Sandra Pundmann received an aggregate of 133,332 RSUs, of which (A) 44,444 RSUs were granted for service as a member of the Board in Fiscal 2023 and vest immediately, (B) 44,444 RSUs were granted for service as a member of the Board in Fiscal 2024 and vest immediately, and (C) 44,444 RSUs were granted for serving as a member of the Board on the date of the 2025 Annual Meeting and vest in four (4) equal quarterly installments over the course of one (1) year; and (iii) Ryan Jamieson received (A) 26,666 RSUs for serving as a member of the Board for seven (7) months in 2023-2024 and vest immediately; and (B) ) 44,444 RSUs were granted for serving as a member of the Board on the date of the 2025 Annual Meeting and vest in four (4) equal quarterly installments over the course of one (1) year.

Pursuant to the Company’s compensation program for non-employee directors, which is described in more detail in the definitive proxy statement on Schedule 14A that the Company files each year in connection with its annual meeting of stockholders, each eligible non-employee director is scheduled to receive, on an annual basis, cash compensation and an annual grant of RSUs in the amount of $60,000. Each RSU represents a contingent right to receive one share of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), subject to each director’s continuous service with the Company or any subsidiary of the Company through the vesting date. The RSUs are issued under the Snail, Inc. 2022 Omnibus Incentive Plan (the “Plan”) and the number of RSUs issued to each non-employee director is calculated based on the closing price of the Class A common stock on the Nasdaq Capital Market on the grant date, which is referred to as the “Fair Market Value” in the Plan. The closing price of the Class A common stock on the Nasdaq Capital Market on the grant date of the RSUs (or June 20, 2025) was $1.35 per share.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 19, 2025, the Company held its 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”). The following are the results of the voting on the two (2) proposals (the “Proposals”) submitted to stockholders at the 2025 Annual Meeting. These Proposals are described in more detail in the Company’s definitive proxy statement on Schedule 14A for the 2025 Annual Meeting, which was filed on April 25, 2025 with the Securities and Exchange Commission.

As of April 22, 2025, the record date for the 2025 Annual Meeting, there were 8,465,080 shares of the Company’s Class A common stock and 28,748,580 shares of the Company’s Class B common stock outstanding and entitled to vote. Of the Company’s common stock, the Class A common stock is entitled to one (1) vote per share and the Class B common stock is entitled to ten (10) votes per share at the 2025 Annual Meeting, constituting all of the outstanding voting securities of the Company as of the record date. At the 2025 Annual Meeting, the holders of 34,730,012 shares (93.3%) of the Company’s outstanding common stock were represented in person or by proxy, constituting a quorum.

Proposal 1–The stockholders elected the following eight (8) directors to the Company’s Board of Directors, each for a term of one year expiring at the 2026 Annual Meeting of Stockholders and until such director’s successor has been duly elected and qualified, based on the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Hai Shi	287,592,132	50,128	5,824,972
Jim Tsai	287,590,225	52,035	5,824,972
Heidy Chow	287,572,767	69,493	5,824,972
Peter Kang	287,590,175	52,085	5,824,972
Ying Zhou	287,590,175	52,085	5,824,972
Neil Foster	287,593,006	49,254	5,824,972
Sandra Pundmann	287,590,724	51,536	5,824,972
Ryan Jamieson	287,630,801	11,459	5,824,972

Proposal 2–The stockholders ratified the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 by the following vote:

Votes For	Votes Against	Abstentions
293,456,497	9,575	1,160

No other items were presented for stockholder approval at the Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAIL, INC.

Date: June 25, 2025	By:	/s/ Xuedong Tian
	Name:	Xuedong Tian
	Title:	Co-Chief Executive Officer